                                                                    EXHIBIT 99.1

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release (the "Agreement"), dated September 20, 1999 (the "Agreement Date"), is made and entered into by and between Foundation Health Systems, Inc., formerly known as Health Systems International, Inc. ("Foundation"), on the one hand, and Per-Se Technologies, Inc., a Delaware corporation formerly known as Medaphis Corporation ("Per-Se"), on the other, in connection with the settlement (the "Settlement", as described and defined more fully below) of the claims described below. Foundation and Per-Se are sometimes referred to hereinafter collectively as the "Parties".


                                  INTRODUCTION:

         WHEREAS, Per-Se acquired Health Data Sciences Corporation ("HDS") pursuant to the terms of a Merger Agreement dated May 31, 1996 (the "Merger Agreement"), in a tax-free merger in which all of the shareholders of HDS, including Foundation, received shares of the Common Stock of Per-Se in exchange for their shares of HDS (the "Merger");


         WHEREAS, Foundation has asserted claims against Per-Se under the Securities Act of 1933, as amended (the "Securities Act"), and related common law and state statutory claims, for alleged damages that relate to or arise out of certain alleged breaches in the representations and warranties of Per-Se contained in the Merger Agreement, certain alleged material misstatements and omissions in the Registration Statement/Prospectus dated May 31, 1996, delivered in connection with the Merger, and certain other alleged acts or omissions of Per-Se and certain related persons in connection with the Merger;

         WHEREAS, Per-Se and the related persons deny all liability;

         WHEREAS, Per-Se and Foundation have entered into an agreement dated as of August 23, 1999 (the "Current Agreement"), pursuant to which Foundation sold 976,771 shares of Common Stock received by Foundation in the Merger without prejudice to any of its claims against Per-Se;

         WHEREAS, the Parties now desire to settle their differences arising out of the above-referenced facts and the Merger.




                                   AGREEMENT:

         NOW, THEREFORE, IT IS HEREBY AGREED by and among the Parties that upon the

Initial Closing (as defined below) the Released Claims (as defined below) will be finally and fully compromised and settled, as follows:

         1.0      THE SETTLEMENT CONSIDERATION.

                  1.1 THE SETTLEMENT SHARES. In a private placement transaction exempt from registration under the Securities Act and state securities laws or some other applicable exemption from registration under the Securities Act and state securities laws, Per-Se shall, on the date hereof, issue and deliver to Foundation Six Million Two Hundred Thousand (6,200,000) shares of Per-Se Common Voting Stock, par value $.01 per share ("Common Stock") (the "Settlement Shares"), subject to and in accordance with the provisions set forth herein.

                  1.2 TARGET CONSIDERATION. (a) The "Target Consideration" shall be Sixteen Million Eight Hundred Thirty-Four Thousand Six Hundred Sixteen Dollars ($16,834,616) (the "Initial Amount") plus the Interest Amount. The Target Consideration shall consist of the sum of (i) the aggregate proceeds received by Foundation, net of all discounts, commissions and registration expenses ("Net Proceeds"), from the sale of: (A) the Settlement Shares (or such portion thereof as is necessary to generate Net Proceeds equal to the Target Consideration); and (B) the Additional Shares (as defined below), if any. "Interest Amount" means the sum of (i) the aggregate amount of the Daily Interest Amount for the period commencing one hundred eighty (180) days or, if an Acceleration Event occurs, one hundred twenty (120) days from the date hereof through and including the date of the Final Closing and (ii) the Blackout Period Amount. "Daily Interest Amount" for any day shall mean an amount equal to the product of (i) the Prime Rate and (ii) the Remaining Balance. "Prime Rate" means the quotient obtained by dividing the annual rate of interest publicly announced by Wachovia Bank of Georgia, N.A. (or any successor thereto) in Atlanta, Georgia as its reference or prime rate by 365. "Remaining Balance" means the excess of the Initial Amount over the Net Proceeds theretofore received by Foundation from the sale of the Settlement Shares and Additional Shares, if any and (the Settlement Shares and the Additional Shares, if any being referred to collectively as the "Shares"). "Blackout Period Amount" means an amount equal to the product of (a) the Prime Rate, (b) the Remaining Amount (as defined below) and (c) the number of days Foundation is prohibited from selling any Shares pursuant to Section 3 of the Registration Rights Agreement (as defined below). "Acceleration Event" means the date on which Per-Se offers, agrees to issue, or issues, any shares of Per-Se capital stock (including the Common Stock) or any options, warrants or any other debt or equity securities exercisable for, or convertible into, Per-Se capital stock except (i) pursuant to this Agreement,
(ii) pursuant to (x) written agreements in effect on the date hereof, (y) securities outstanding on the date hereof or (z) employee and director stock option plans, in effect on the date hereof, in the ordinary course, (iii) to new management employees in connection with their initial employment by Per-Se and

(iv) Common Stock issued in connection with a bona-fide acquisition or joint venture transaction with an unrelated third party negotiated on an arms length basis involving the issuance of securities not to exceed, individually, or in the aggregate for all such transactions, 5% of Per-Se's outstanding Common Stock outstanding on the date hereof (subject to appropriate adjustment in the event of a reverse stock split or other reclassification of the Common Stock).

                  (b) Following the effectiveness of each registration statement covering the Settlement Shares or Additional Shares, if any, (each a "Registration Statement") as contemplated in that Registration Rights Agreement, substantially in the form of Exhibit A hereto, by and between Foundation and Per-Se (the "Registration Rights Agreement"), Foundation may sell the Shares subject to the restrictions in this clause (b). Subject to the proviso to this sentence and the last sentence of this clause (b), no sale of Shares shall be consummated at a gross sale price below $3 13/32 without the express approval by Per-Se of the terms of such sale (including, but not limited to, the sale price); provided, however, that if at the end of the sixty (60) day period commencing with the effective date (the "Initial Date") of the Registration Statement covering the Settlement Shares (the "Initial Registration Statement"), the aggregate Net Proceeds received by Foundation from the sale of Shares does not exceed $8,500,000, Foundation shall be free to sell without restriction or consent of Per-Se additional Shares in an amount such that the aggregate Net Proceeds received by Foundation from the sale of Shares equals the Target Consideration. If at the end of the one hundred twenty (120) day period commencing with the effective date of the Initial Registration Statement Foundation shall not have received aggregate Net Proceeds from the sale of Shares equal to the Target Consideration, then Foundation shall be free to sell any and all remaining Shares without restriction or consent of Per-Se until the aggregate Net Proceeds received by Foundation from the sale of Shares equals the Target Consideration.

                  (c) If, at any time prior to the Final Closing, the sum of ("Target Proceeds") (x) the aggregate Net Proceeds from the sale of Shares theretofore received by Foundation ("Share Proceeds") and (y) the Estimated Remaining Proceeds does not equal or exceed the Target Consideration, Per-Se shall, within three Trading Days following notice from Foundation (an "Additional Shares Notice") issue additional shares of Common Stock (the "Additional Shares") to Foundation in an amount equal to the Shortfall Amount divided by the Designated Price (The issuance date of the Additional Shares being referred to as the "Additional Issuance Date"). "Shortfall Amount" means the excess of the Target Consideration over the Target Proceeds. "Estimated Remaining Proceeds" means the product of (x) the Designated Price and (y) the number of Shares then held by Foundation. "Designated Price" means, on any particular date, eighty percent (80%) of the average Current Market Price per share of Common Stock for the immediately preceding five Trading Days. "Current Market Price" shall mean when used with reference to shares of Common Stock, the closing price of the Common Stock on the NASDAQ National Market (or such other national stock exchange (or NASDAQ Small-Cap Market) on which the Common Stock principally trades). "Trading Day" means a day on which the NASDAQ National Market is open for the transaction of business. At such time as Share Proceeds equal or exceed the Target Consideration, Foundation shall cease all further sales of Shares. If Share Proceeds from the sale of Shares received by Foundation exceed the Target Consideration (a "Surplus Amount"), at the Final Closing Foundation shall pay to Per-Se, by certified or cashier's check or wire transfer of immediately available funds, the Surplus Amount and transfer to Per-Se all of Foundation's right, title and interest in and to all remaining unsold Shares (the "Surplus Shares"). Foundation may not deliver more than one Additional Shares Notice in any five Trading Day period.

                  (d) At any time during the period commencing 200 days or, if an Acceleration Event occurs, 120 days after execution of this Agreement and ending on the Final Closing, Foundation may, upon two Trading Days notice to Per-Se, elect to require Per-Se to make payment to Foundation by wire transfer of immediately available funds, in an amount equal to the lesser of
(x) $2 million and (y) the Remaining Amount. "Remaining Amount" means the excess of Target Consideration over Share Proceeds.

                  (e) Notwithstanding anything to the contrary, at any time following the Initial Closing, Per-Se may upon three Trading Days' notice to Foundation, elect to make a Close-out Payment to Foundation. The receipt by Foundation of a Close-out Payment and the return to Per-Se of all Shares then held by Foundation shall constitute a Final Closing. "Close-out Payment" means an amount in cash equal to the Remaining Amount.

         2.0      RELEASES.

                  2.1 GENERAL RELEASE BY FOUNDATION. Subject to and conditioned upon the occurrence of the Initial Closing, including, but not limited to, the delivery and registration of the Settlement Shares and, the receipt by Foundation of $4,612,500 (the "D&O Settlement Amount") pursuant to the D&O Settlement Agreement (as defined below), Foundation on behalf of itself and for each and all of its respective predecessors, parents, subsidiaries, successors, assigns, heirs, agents and others claiming through or under it (for which it has the power and authority), shall have and shall hereby be deemed to have, fully, finally and forever released, relinquished, and discharged all "Foundation Released Claims" (as defined below) against the "Per-Se Released Persons" (as defined below).

                           (a) "Foundation Released Claims" collectively means
all claims,
demands, rights, liabilities, and causes of action, known or unknown, accrued or unaccrued, fixed or contingent, direct or derivative, individual or representative, of every nature and description whatsoever, from the beginning of time down to the date of this Agreement arising out of or relating to Foundation's investment in HDS, any business relationship or contract between Foundation and HDS or Per-Se, Foundation's purchase, sale, or ownership of Per-Se Common Stock, options, or other Per-Se securities or pursuant to or in connection with the Merger, or arising out of or relating to any of the claimed acts, omissions, misrepresentations, facts, events, matters, transactions, or occurrences referred to in the introduction to this Agreement, or as alleged in 1996 MEDAPHIS CORPORATION SECURITIES LITIGATION, (N.D. Ga.), Civil Action No. 1:96-CV-2088-TWT ("Medaphis II"), or HEALTH SYSTEMS INTERNATIONAL, INC. V. MEDAPHIS CORPORATION, (Super. Ct. L.A. County,
CA), No. BC 160414 (the "Pending Matter"), including, without limitation, any of Per-Se's restatements of any of its financial statements, excepting from such release only those rights and obligations expressly created by or presented by the terms of this Agreement.

                           (b) "Per-Se Released Persons" means Per-Se and
each of its respective past or present directors; officers; employees; partners; principals; agents; underwriters; issuers; insurers; co-insurers; reinsurers; shareholders; attorneys (including, without limitation, King & Spalding; Skadden Arps, Slate, Meager & Flom LLP (solely with respect to work performed for Per-Se); Paul, Hastings, Janofsky & Walker; and any present and former partners or employees thereof); accountants (except for the firm of Deloitte Touche including, without limitation, with respect to any claims asserted in or which could be asserted in the action entitled CARLEY CAPITAL INVESTORS v. DELOITTE & TOUCHE, LLP.) investment bankers (solely with respect to work performed for Per-Se); advisors (solely with respect to work performed for Per-Se); brokerage firms (solely with respect to work performed for Per-Se); personal representatives; predecessors; successors; parents; subsidiaries; divisions; assigns; spouses; heirs; associates; affiliates, any members of their immediate families; any person, firm, trust, corporation, officer, director, or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any Defendant or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant or member of his or her family; and shall include any individual, group, or entity who directly or indirectly participated in the dissemination of information about Per-Se or who directly or indirectly is responsible for any of the damages alleged by Foundation, including, without limitation, any securities analysts or brokerage firms.

                  2.2 GENERAL RELEASE BY PER-SE. Subject to the satisfaction of the conditions to the Initial Closing, including, but not limited to, the delivery and registration of the Settlement Shares, Per-Se, on behalf of itself and for each and all of its respective predecessors, parents, partners, subsidiaries, affiliates, associates, successors, assigns, agents and others claiming through or under it (for which it has power and authority), shall have and shall hereby be deemed to have, fully, finally, and forever released, relinquished, and discharged all "Per-Se Released Claims" (as defined below) against the "Foundation Released Persons" (as defined below).

                           (a) "Per-Se Released Claims" collectively means all
claims, demands, rights, liabilities, and causes of action, known or unknown, accrued or unaccrued, fixed or contingent, direct or derivative, individual or representative, of every nature and description whatsoever, from the beginning of time down to the date of this Agreement arising out of or relating to Foundation's investment in HDS, any business relationship or contract between Foundation and HDS or Per-Se, Foundation's ownership of Per-Se Common Stock or arising out of or relating to the Merger and any related agreements or transactions excepting therefrom only those rights and obligations expressly created or preserved by the terms of this Agreement.

                           (b) "Foundation Released Persons" means Foundation
and its respective past or present directors, officers, employees, partners, principals, agents, underwriters, issuers, insurers, co-insurers, reinsurer, shareholders, attorneys, (including, without limitation Fried, Frank, Harris, Shriver & Jacobson; and any present or former partners or employees of the foregoing firm), accountants (solely with respect to work performed for Foundation), investment bankers (solely with respect to work performed for Foundation), advisors (solely with respect to work performed for Foundation), brokerage firms (solely with respect to work performed for Foundation), predecessors, successors, parents, subsidiaries, divisions, assigns, associates and affiliates. The Per-Se Released Claims and the Foundation Released Claims sometimes are referred to collectively as the "Released Claims".

                  2.3 CALIFORNIA CIVIL CODE. Effective as of the Initial Closing and the giving of the releases described above, the Parties knowingly, voluntarily, and expressly waive and relinquish any and all rights that they may have under Section 1542 of the California Civil Code, or any similar provision or law of any jurisdiction or any similar or analogous principle of common law. California Civil Code Section 1542 provides:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         3.0      CLOSINGS AND CONDITIONS.

                  3.1 INITIAL AND SUBSEQUENT CLOSINGS. Subject to the satisfaction or waiver of the conditions set forth in section 3.2 below, a closing (the "Initial Closing") shall occur on the date on which the Initial Registration Statement is declared effective by the Securities Exchange Commission (the "Commission") or as soon thereafter as the conditions in Section 3.2 are satisfied. A closing shall also occur on the date on which each Registration Statement covering Additional Shares issued pursuant to Section 1.2(c) is declared effective by the Commission (a "Subsequent Closing" and, together with the Initial Closing, referred to herein as an "Interim Closing"). A closing (the "Final Closing") shall also occur on the third Trading Day following the receipt by Foundation of Share Proceeds and cash from Per-Se pursuant to Section 1.2(c) or (d) equal to the Target Consideration.

                  3.2      CONDITIONS TO INITIAL CLOSING.

                           (a) CONDITIONS TO FOUNDATION'S OBLIGATIONS. The
obligations of Foundation to consummate the transactions contemplated by the Agreement are subject to the fulfillment (or written waiver) on or before the Initial Closing of each of the following conditions:

                               (i) PERFORMANCE. Per-Se shall have performed
and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement and the Registration Rights Agreement that are required to be performed or complied with by it on or before the Initial Closing, and Per-Se shall have delivered to Foundation a certificate of its President and Chief Financial Officer, dated as of the date of the Initial Closing, to that effect.

                               (ii) COMPLIANCE WITH LAWS. All applicable
federal and state laws shall have been complied with by Per-Se in connection with the issuance of the Settlement Shares to Foundation in a qualifying private placement or pursuant to some other applicable exemption from registration under the Securities Act and state securities laws.

                               (iii) PROCEEDINGS AND DOCUMENTS. Foundation
shall have received the legal opinion (the "Legal Opinion") of Alston & Bird LLP (which opinion may rely on the legal opinion of the General Counsel to Per-Se solely as to matters of Per-Se's Board of Directors approvals and related corporate approval matters) and Munger, Tolles & Olsen LLP, (or such other outside law firms acceptable to Foundation) dated the date of the Initial Closing in substantially the form of Exhibit B with such assumptions and exceptions as are customary. All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to Foundation, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request executed by Per-Se.

                               (iv) NO INJUNCTION. At the time of the Initial
Closing there shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the transactions contemplated herein may not be consummated as herein provided; no proceeding or lawsuit shall have been commenced by any governmental agency or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order; and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement. There shall be no lawsuit filed or threatened that challenges this Agreement, the Registration Rights Agreement, the Take-Down Agreement, or the D&O Settlement Agreement or any of the transactions contemplated hereby or thereby.

                               (v) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Per-Se contained in this Agreement shall be true and correct when made and on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing and Per-Se shall have delivered to Foundation a certificate of its President and Chief Financial Officer, dated as of the Initial Closing, to that effect.

                               (vi) STATUS.

                                    (a) Foundation shall have received the
D&O Settlement Amount pursuant to the D&O Settlement Agreement.

                                    (b) The Initial Registration Statement
shall have been declared effective and no stop order shall have been issued by the Commission.

                                    (c) The Registration Rights Agreement
shall be in full force and effect.

                                    (d) Foundation, Per-Se and Donaldson,
Lufkin & Jenrette ("DLJ") shall have entered into an agreement (the "Take-Down Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which DLJ shall assist Foundation in the sale of Shares and the Take-Down Agreement shall be in full force and effect.

                                    (e) Foundation shall have been satisfied,
in its sole discretion, with the results of the due diligence investigation of Per-Se undertaken by DLJ and/or others in connection with the sale of Shares pursuant to the Registration Statement.

                              (vii) NASDAQ LISTING. The Settlement Shares
shall have been approved for listing on the NASDAQ National Market (or another national securities exchange (or NASDAQ Small-Cap Market) on which the Common Stock may hereafter be listed or quoted), subject only to official notice of issuance by Per-Se.

                              (viii) NO BANKRUPTCY. Per-Se shall not,
voluntarily or involuntarily, have entered into any bankruptcy, reorganization, or similar proceeding to seek protection from creditors or to reorganize its affairs under the Federal Bankruptcy Act or otherwise become insolvent or unable to pay its debts and liabilities as they accrue which, in the case of an involuntary bankruptcy, reorganization or similar proceeding shall not have been dismissed within sixty (60) days of commencement of the proceeding.

                              (ix) QUALIFICATIONS. All authorizations,
approvals, or permits, if any, of any governmental authority or regulatory agency of the United States or any state that are required in connection with the lawful issuance of the Settlement Shares pursuant to this Agreement shall be duly obtained and effective as of the Initial Closing.

                              (x) ORDER. An order from the Los Angeles
Superior Court, substantially in the form attached hereto as Exhibit C, shall have been issued in the Pending Matter.

                         (b) CONDITIONS TO PER-SE'S OBLIGATIONS. The
obligations of Per-Se to consummate the transactions contemplated by the Agreement are subject to the fulfillment (or waiver) on or before the Initial Closing of each of the following conditions:

                              (i) REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Foundation contained in this Agreement shall be true and correct when made on and as of the Initial Closing, with the same effect as though such representations and warranties had been made on and as of the Initial Closing, and Foundation shall have delivered to Per-Se a certificate from its President and Chief Financial Officer, dated as of the date of the Initial Closing, to that effect.

                              (ii) PERFORMANCE. Foundation shall have
performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

                              (iii) PROCEEDINGS AND DOCUMENTS. All corporate
and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to Per-Se, and Per-Se shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request executed by Foundation.

                              (iv) NO INJUNCTION. At the time of the Initial
Closing there shall be no effective injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as herein provided; no proceedings or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order; and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay, or restructure the transactions contemplated by this Agreement.

                              (v) ORDER. An order from the Los Angeles
Superior Court, substantially in the form attached hereto as Exhibit C, shall have been issued in the Pending Matter.

                  3.3      SUBSEQUENT CLOSINGS.

                           At each Subsequent Closing, Per-Se shall:

                           (i) cause to be delivered to Foundation the
Legal Opinion dated as of the date of the Subsequent Closing.

                           (ii) cause the Additional Shares to be listed
on the NASDAQ National Market (or such other national stock exchange (or NASDAQ Small-Cap Market) on which the Common Stock may hereafter be listed or quoted).

                           (iii) perform and comply in all material
respects with all agreements, obligations and conditions contained in this Agreement and the Registration Rights Agreement that are required to be performed or complied with by it on or before the Subsequent Closing, and shall deliver to Foundation a certificate of Per-Se's President and Chief Financial Officer, dated as of the date of the Subsequent Closing, to that effect.

                           (iv) deliver to Foundation a certificate of
Per-Se's President and Chief Financial Officer, dated as of the date of the Subsequent Closing, to the effect that each of the representations and warranties of Per-Se contained in this Agreement are true and correct in all material respects as of the Additional Issuance Date and as of the date of the Subsequent Closing with the same effect as though such representations and warranties had been made on and as of the Additional Issuance Date and the Subsequent Closing (except that Per-Se may (a) effect a reverse stock split as may be necessary to comply with the listing requirements of the NASDAQ National Market and (b) issues shares of its capital stock as contemplated or permitted by this Agreement).

                  3.4      FINAL CLOSING.

                           (i) RECEIPT OF NET CASH AMOUNT. Foundation shall have
received Net Proceeds from the sale of Shares and cash from Per-Se pursuant to this Agreement equal to the Target Consideration.

                           (ii) RECEIPT OF SURPLUS AMOUNT AND SURPLUS SHARES. At
the Final Closing, Foundation shall deliver to Per-Se the Surplus Amount and the Surplus Shares.

                           (iii) RECEIPT OF RECEIVABLES AMOUNT. At the Final
Closing, Foundation shall deliver to Per-Se the Receivables Amount. "Receivables Amount" means the amounts set forth below for the appropriate date of the Final Closing; provided, however, if an Acceleration Event occurs, the Receivables Amount shall be $0 for a Final Closing occurring more than 125 days after the Initial Date:

               Receivables Amount                                        Date of Final Closing
               ------------------                                        ---------------------
                   $1,426,539                                      within 35 days of the Initial Date

                   $1,248,221                              35 days and prior to 65 days from the Initial Date

                   $1,069,904                              65 days and prior to 95 days from the Initial Date

                    $ 891,587                             95 days and prior to 125 days from the Initial Date

                    $ 713,269                             125 days and prior to 155 days from the Initial Date

                    $ 534,952                             155 days and prior to 185 days from the Initial Date

                    $ 356,634                             185 days and prior to 215 days from the Initial Date

                    $ 178,317                            215 days and prior to 245 days after the Initial Date

                       $0                                       245 or more days after the Initial Date.

                  3.5 LOCATION. The Interim Closings and Final Closing shall take place at Fried, Frank, Harris, Shriver & Jacobson, 350 South Grand Avenue, Los Angeles, California 90071 at 9:00 a.m. on the dates provided herein or at such other place or time as the parties shall mutually agree.

         4.0      ADDITIONAL AGREEMENTS.

                  4.1 NASDAQ NATIONAL MARKET ADDITIONAL SHARES NOTIFICATION. Per-Se shall file an additional shares notification with the NASDAQ National Market (or any national securities exchange (or NASDAQ Small-Cap Market) on which the Common Stock may hereafter be principally listed or quoted) to approve for listing, subject to official notice of issuance, the Shares and shall cause the Shares to be approved for quotation and trading on the NASDAQ National Market (or any national securities exchange (or NASDAQ Small Cap Market) on which Per-Se Common Stock may hereafter be listed or quoted).

                  4.2 PUBLIC ANNOUNCEMENTS. The timing and content of all statements, announcements, and filings regarding any aspect of this Agreement to the financial community, government agencies, employees, or the general public shall be mutually agreed upon in advance (unless Per-Se or Foundation are advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable rule of the NASDAQ National Market or the New York Stock Exchange, Inc., as applicable, and then only after making a reasonable attempt to comply with the provisions of this Section 4.2).

                  4.3 FURTHER ASSURANCES. Each Party will diligently perform all acts, and execute and deliver all documents, reasonably necessary to effect all provisions of this Agreement and the agreements executed in connection herewith.

                  4.4 TAX MATTERS. The Parties agree that, for Federal and state income tax purposes, they will treat and report the issuance of the Shares (or any other consideration to be paid to Foundation hereunder) as additional consideration delivered to Foundation in connection with the Merger, with no portion being treated or reported as imputed interest. The Parties further agree not to take any position inconsistent with such treatment before any taxing or other governmental authorities.

                  4.5 NO REDUCTION OF MINIMUM CASH PAYMENT. Per-Se covenants and agrees that until the Final Closing, except as expressly contemplated herein, it will not take or permit to be taken any action (other than in the ordinary course of business operations), including, without limitation, any amendment of the Indenture, dated as of February 26, 1998 (the "Indenture") among Per-Se, the Subsidiary Guarantors and State Street Bank and Trust, as Trustee, that has the effect, directly or indirectly, of reducing the amount of cash that is permitted to be paid by Per-Se to Foundation pursuant to Section 1.2(d) without constituting an Event of Default under the Indenture.

                  4.6 LEGAL MATTERS. Prior to the Initial Closing, the parties shall present a joint motion to the Los Angeles Superior Court in the Pending Matter to retain jurisdiction in the matter pursuant to Section 664.6, and to toll all applicable statutes, rules or court orders affecting timely prosecution of the Pending Matter, including the 5-year dismissal statute.

                  4.7 REPRESENTATIONS. Prior to the Final Closing, Per-Se shall take no action (or suffer to occur any action or omission) that causes or is reasonably likely to cause any of the representations or warranties in this Agreement to be untrue or incorrect in any material respect on the date of any Interim Closing or on any Additional Issuance Date.

                  4.8 CONTINUED LISTING. At all times prior to the Final Closing, Per-Se shall cause the outstanding shares of Common Stock to be listed on the NASDAQ National Market (or another national securities exchange or NASDAQ Small-Cap Market).

                  4.9 DISMISSAL OF CLAIMS; CONTINUING JURISDICTION. Concurrently with the Initial Closing, Foundation shall dismiss with prejudice the claims in the Pending Matter, subject to the retained jurisdiction of the Court to enforce the terms of this Settlement Agreement, the Registration Rights Agreement and the other agreements executed in connection herewith.

                  4.10 ISSUANCE OF ADDITIONAL SHARES. Per-Se shall comply with all applicable federal and state laws in connection with the issuance of the Additional Shares to Foundation in a qualifying private placement or pursuant to some other applicable exemption from registration under the Securities Act and state securities laws.

                  4.11 PAYMENT OF THE RECEIVABLES AMOUNT. At the Final Closing, Foundation shall pay to Per-Se, by certified or cashier's check or wire transfer of immediately available funds, the Receivables Amount.

         5.0      REPRESENTATIONS AND WARRANTIES.

                  5.1 REPRESENTATIONS AND WARRANTIES OF PER-SE. Per-Se represents and warrants to Foundation as follows:

                  A. DULY ORGANIZED, VALIDLY EXISTING, GOOD STANDING. Per-Se is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned by it or leased by it, or the nature of the business conducted by it, makes such qualification necessary and the absence of which qualification would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of Per-Se and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Per-Se has the corporate power and authority to own its properties, to transact the business in which it is engaged, and to perform its obligations under this Agreement, the Registration Rights Agreement and the other agreements executed in connection herewith.

                  B. AUTHORITY. The execution and delivery by Per-Se of this Agreement, the Registration Rights Agreement and the other agreements executed in connection herewith, and the issuance and delivery by Per-Se of the Shares have been duly authorized and all necessary corporate action has been taken, and such issuance and deliveries will not contravene or conflict with, or, except as expressly contemplated by this Agreement, require any approval, authorization, permit of or filing with or pursuant to (i) the Certificate of Incorporation or Bylaws of Per-Se, (ii) any law, rule or regulation, or (iii) any agreement to which Per-Se is a party, except, solely in the case of clause (iii) such contravention or conflict that would not, individually or in the aggregate, have a Material Adverse Effect. Subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or similar laws from time to time in effect affecting creditor's rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such proceedings are considered in a proceeding at law or in equity, this Agreement, the Registration Rights Agreements and the other agreements executed in connection herewith have been duly executed and delivered by Per-Se and constitute legal, valid and binding obligations of Per-Se, enforceable against Per-Se in accordance with their terms.

                  C. CAPITALIZATION. The authorized capital stock of Per-Se consists of 200,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), 600,000 shares of Non-Voting Common Stock, $.01 par value per share (the "Non-Voting Common Stock"), and 20,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 84,733,413 shares of Common Stock and no shares of Non-Voting Common Stock or Preferred Stock are issued and outstanding as of August 25, 1999. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable. As of August 25, 1999, there are outstanding warrants to acquire 5,910,275 shares of Common Stock. As of August 25, 1999, there are outstanding options to acquire 9,978,852 shares of Common Stock. Except as set forth in this Section, there are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, or any voting agreements with respect to, any equity securities of Per-Se, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Per-Se to issue or acquire any of its equity securities or any ownership interest therein. The Shares when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances, except restrictions on transfer in compliance with federal and state securities laws. The Shares, when issued, will be issued in compliance with all applicable federal and state securities laws in a qualifying private placement or pursuant to some other applicable exemption from registration under the Securities Act and state securities laws.

                  D. NO UNTRUE STATEMENTS. Since January 1, 1999 Per-Se has filed all forms, reports and documents ("Per-Se SEC Reports") required to be filed with the Commission. Since January 1, 1999 all of the filings of Per-Se with the Commission conform to the disclosure requirements of the federal securities laws in all material respects and none of such filings contains or contained at the time of filing an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Per-Se's subsidiaries is required to file any forms, reports or other documents with the Commission. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Per-Se SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Per-Se and its subsidiaries as at the respective date thereof and the consolidated results of their operations and cash flows and stockholders' equity for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and
(ii) do not contain the footnotes required by generally accepted accounting principles. Since June 30, 1999, there has not been any change which would have a Material Adverse Effect nor has there been any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect.

                  E. CONTRACTS. Neither Per-Se nor any of its Subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any material agreement, contract or other instrument to which it is a party; to the knowledge of Per-Se, no other party to any such agreement, contract or other instrument has breached or is in default of any of its obligations thereunder; and each of such agreements, contracts and other instruments is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that have not had and could not reasonably be expected to have a Material Adverse Effect.

                  F. COMPLIANCE WITH LAWS. Neither Per-Se nor any person or any entity acting on its behalf, has taken or will take any action which might subject the issuance of the Settlement Shares or the Additional Shares to Foundation to the registration requirements of the Securities Act or any state securities laws. Neither Per-Se nor any of its subsidiaries is in conflict with, or in default or violation of, any law, rule or regulation applicable to Per-Se or any of its Subsidiaries or by which any of their respective properties are bound or affected (except for violations which would not have a Material Adverse Effect).

                  G. NO UNDISCLOSED LIABILITIES. Neither Per-Se nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for or disclosed in the audited balance sheet (including any related notes thereto) of Per-Se for the period ending December 31, 1998 included in the Per-Se SEC Reports (the "Per-Se 1998 Balance Sheet"), (b) which should not be reflected under generally accepted accounting principles on the Per-Se 1998 Balance Sheet, (c) incurred since December 31, 1998 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) disclosed in Per-Se SEC Reports.

                  H. NASDAQ. The outstanding shares of Common Stock are listed on the NASDAQ National Market (or another national securities exchange (or NASDAQ Small-Cap Market) on which the Common Stock principally trades), and the Company's listing agreement with respect thereto is in full force and effect. Except as set forth in Schedule H, (i) no event has occurred, and no facts exist, that could cause NASDAQ to delist or suspend from trading the Common Stock and (ii) no action has been taken or threatened by NASDAQ with respect to the delisting or suspension from trading of the Common Stock.

                  I. OWNERSHIP OF CLAIMS. Per-Se (i) has not prior to the date hereof, sold, transferred, conveyed, encumbered, or assigned any portion of such rights as are being settled and released in this Agreement; and (ii) is the sole and exclusive holder of such rights.

                  J. MINIMUM CASH PAYMENT. As of the date hereof, at least $2 million may be paid by Per-Se to Foundation hereunder without causing an Event of Default under the Indenture.

                  K. NO CHANGE. Since June 30, 1999, except as disclosed in filings with the Commission prior to the date hereof or otherwise disclosed in this Agreement, no change (or any condition, event or development involving a prospective change) has occurred or been threatened which would have or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, properties, operations, condition (financial or other), prospects, liabilities or capitalization of Per-Se, (b) the ability of Per-Se to perform its obligations under this Agreement or any agreement executed in connection herewith or (c) the validity or enforceability of this Agreement or any agreement to be executed in connection herewith.

                  5.2 REPRESENTATIONS AND WARRANTIES OF FOUNDATION. Foundation represents and warrants to Per-Se as follows:

                  A. DULY ORGANIZED, VALIDLY EXISTING, GOOD STANDING. Foundation is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties, to transact the business in which it is engaged, and to perform its obligations under this Agreement.

                  B. AUTHORITY. The execution and delivery by Foundation of this Agreement, the Registration Rights Agreement and the other agreements executed in connection herewith have been duly authorized and all necessary corporate action has been taken, and such execution and delivery will not contravene or conflict with the Certificate of Incorporation or Bylaws of Foundation. Subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or similar laws from time to time in effect affecting creditor's rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such proceedings are considered in a proceeding at law or in equity, this Agreement, the Registration Rights Agreement and the other agreements executed in connection herewith have been duly executed and delivered by Foundation and constitute legal, valid and binding obligations of Foundation, enforceable against Foundation, in accordance with their terms.

                  C. OWNERSHIP OF CLAIMS. Foundation (i) has not prior to the date hereof, sold, transferred, conveyed, encumbered, or assigned any portion of such rights as are being settled and released in this Agreement; and (ii) is the sole and exclusive holder of such rights.

         6.0      TERMINATION.

                  6.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated at any time prior to Final Closing:

                           (a) By written agreement among Per-Se and Foundation;

                           (b) By Foundation, if an agreement (the "D&O
Settlement Agreement") settling Foundation's claims against the directors and officers of Per-Se in connection with the Merger, in form and substance satisfactory to Foundation, shall not have been executed and delivered on or prior to September 24, 1999;

                           (c) By Foundation, if the condition set forth in
Section 3.2(a)(vi)(a) shall not have been satisfied on or prior to October 1, 1999;

                           (d) By Foundation, if the Take-Down Agreement shall
not have been executed and delivered on or prior to the date the Initial Registration Statement is filed with the Commission; or

                           (e) By Foundation, if the conditions set forth in
Section 3.2(a) for an Initial Closing are not complied with or performed and such noncompliance or nonperformance has not been cured or eliminated after diligent efforts by Per-Se (or by its nature cannot be cured or eliminated) on or before 60 days after execution of this Agreement (the "TERMINATION DATE").

                  6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void, except for this Section 6.2 and

Sections 7.0 and 8.13, which shall survive such termination.

         7.0      INDEMNIFICATION.

                  7.1 INDEMNIFICATION BY PER-SE. Per-Se shall indemnify and hold harmless Foundation and each of its respective affiliates, directors, officers, employees, agents (including, without limitation, DLJ or any other broker hired to conduct due diligence of Per-Se or to arrange for the sale of Shares), successors and assigns and other persons, if any, who control or are otherwise affiliated (within the meaning of the Securities Act) with Foundation (the "Foundation Indemnified Parties") from and against any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty, or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional, expert witness and consultant fees and reasonable expenses incurred in the investigation, collection, prosecution, and defense of claims and amounts paid in settlement (collectively, "Losses") that may be imposed on, incurred, or suffered by the Foundation Indemnified Parties as a result of any of the following matters:

                           (a) The inaccuracy or breach of any of the
representations, warranties, covenants, or obligations of Per-Se contained herein, in the Registration Rights Agreement or in any other document delivered by Per-Se to Foundation pursuant to the terms and provisions hereof; or in connection with the consummation of the transactions contemplated hereby; or

                           (b) Any untrue statement or alleged untrue statement
of a material fact contained in a registration statement or other Commission filing or report submitted by Per-Se with respect to this Agreement or the Settlement, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption, or registration as a broker/dealer, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that Per-Se shall not be liable, in any such case, to the extent that any such cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty, or settlement arises out of or is based solely upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or any such amendment or supplement thereto, or in any such statement, application for qualification, permit, exemption or registration as a broker/dealer, or in any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Per-Se by or on behalf of any Foundation Indemnified Party specifically for use therein.

                  7.2 INDEMNIFICATION BY FOUNDATION. Foundation shall indemnify and hold harmless Per-Se and each of the respective affiliates, directors, officers, employees, agents, successors and assigns and other persons, if any, who control or are otherwise affiliated (within the meaning of the Securities Act) with Per-Se (collectively, the Per-Se Indemnified Parties") from and against any cost, damage, disbursement, expense, liability, judgment, loss, deficiency, obligation, penalty, or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, reasonable legal, accounting and other professional, expert witness and consultant fees and reasonable expenses incurred in the investigation, collection, prosecution, and defense of claims and amounts paid in settlement (collectively, "Losses") that may be imposed on, incurred, or suffered by any such Per-Se Indemnified Party as a result of any of the following matters:

                           (a) The inaccuracy of breach of any of the
representations, warranties, covenants or obligations of Foundation contained herein, in the Registration Rights Agreement or in any other document delivered by Foundation pursuant to the terms and provisions hereof; or

                           (b) Solely to the extent to which it results directly
from written information supplied by Foundation specifically for inclusion therein and not corrected by Foundation prior to the effective date of the Registration Statement, any untrue statement or alleged untrue statement of a material fact with respect to Foundation contained in a registration statement or other Commission filing or report submitted by Per-Se with respect to this Agreement or the Settlement Shares, or in any amendment or supplement thereto, or in any state application for qualification, permit, exemption, or registration as a broker/dealer, or in any amendment or supplement thereto, or arising out of or are based upon any omission or alleged omission to state therein a material fact with respect to Foundation required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made with respect to Foundation, not misleading.

                  7.3 PROCEDURES. If any action indemnifiable under this Section
7.0 shall be brought, asserted, or threatened against any person indemnified under this Section 7.0, the indemnified person shall promptly notify the indemnifying person. A failure to notify the indemnifying person timely or at all shall reduce the liabilities and obligations of the indemnifying person under this Section 7.0 only to the extent the indemnifying person actually shall be prejudiced by the failure. The indemnifying person shall assume the defense of the action, including the employment of counsel reasonably satisfactory to both the indemnified and indemnifying person and the payment of all related fees and expenses, but the indemnified person may employ separate counsel in the action and participate in the defense of the action at its own expense. The indemnified person, however, may by written notice to the indemnifying person assume the defense of the action, including the employment of counsel, at the expense of the indemnifying person (except that the indemnifying person shall not be liable for the fees and expenses of more than one such separate counsel with respect to the action) if:

                           (a) The indemnifying person fails to take one or more
of the following acts without a delay that reasonably could be expected to be prejudicial to the interests of the indemnified person: (i) acknowledge in writing to the indemnified person the liability of the indemnifying person to the indemnified person under this Section 7.0 with respect to the action, (ii) assume the defense, or (iii) employ counsel reasonably satisfactory to the indemnified person;

                           (b) The persons against whom the action shall have
been brought, asserted, or threatened (including any impleaded parties) include both the indemnified person and the indemnifying person and there may be one or more legal defenses available to the indemnified person that are different from or in addition to those available to the indemnifying person; or

                           (c) The indemnified person reasonably believes that
the action or an unfavorable resolution of the action may materially and adversely affect the business, properties, operations, prospects, or condition (financial or otherwise) of the indemnified person and its affiliates other than as a result of the payment of money damages or seeks injunctive or other equitable relief.

                           If the indemnified person has assumed the defense of
the action pursuant to any of the conditions stated above, then the indemnifying person shall not have the right to assume the defense of the action on behalf of the indemnified person and the indemnified person shall have the right to control the defense, compromise, or settlement of any action indemnifiable under this Section 7.0 on behalf of and for the account and risk of the indemnifying person. The indemnifying person shall be bound by the result of the defense of any action, whether the defense shall have been assumed by the indemnifying person or by the indemnified person, and shall indemnify the indemnified persons against, and hold the indemnified person harmless from, any loss in any way relating to or allegedly arising in connection with the matters which shall be the basis of the action or otherwise connection to the action, except that the indemnifying person shall not be liable for the payment of the amount of money damages provided in a settlement of any action indemnifiable under this Section
7.0 defended by the indemnified person pursuant to Subsections 7.3(b) or 7.3(c) above that shall have been effected without the written consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed.

                  7.4 APPEAL. Notwithstanding anything in this Section 7.0 to the contrary, if, in connection with an action indemnifiable under this Section 7.0, a court, governmental body, or other authority of competent jurisdiction or other person having authority or jurisdiction over a matter or matters related to the action shall have rendered, entered, or granted a binding judgment, decision, ruling, order, matter or matters providing for the payment of money damages or the claimant and the indemnifying party shall have agreed to settle the action for an amount of money damage without reservation of any rights or defenses against the indemnified person, and if the indemnified person elects to appeal the judgment, decision, ruling, order, or award or amount of the proposed settlement, as the case may be, then the indemnified person may continue to defend the action, free of any participation by the indemnifying person, but the amount of any ultimate liability under this
Section 7.0 with respect to Losses related to or allegedly rising in connection with the matter or matters that shall have been comprehended by the judgment, decision, ruling, order, or award or by the proposed settlement, as the case may be, shall then be limited to the amount of the judgment, ruling, order, or award or the amount of the proposed settlement, as the case may be, plus the other indemnified losses of the indemnified person relating to the matter or matters through the date of its election to appeal or its rejection of the proposed settlement, as the case may be.

                  7.5 CONTRIBUTION. If the indemnification provided for in this Section 7.0 is unavailable to an indemnified person(s) (other than by reason of exceptions provided in this Section 7.0), or is insufficient to hold harmless an indemnified person in respect of any losses, then the indemnifying person, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses in the proportion that is appropriate to reflect the relative fault of the indemnifying person, on the one part, and the indemnified person, on the other part, in connection with the events or circumstances which results in the losses as well as any other relevant equitable considerations. The relative fault of the indemnifying person, on the one hand, and of the indemnified person, on the other hand, shall be determined by reference to, among other things, those persons' relative intent, knowledge, access to information, and opportunity to correct or prevent the events or circumstances resulting in the losses.

                  7.6 NO LIMITATION ON OTHER RIGHTS OF RECOVERY. The indemnification set forth in this Section 7.0 shall be in addition to any other obligations or liabilities of persons to an indemnified person hereunder at common law or otherwise and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any shares by Foundation. The provisions of this Section 7.0 shall not eliminate or otherwise limit the right of any indemnified person hereunder or any other person to seek or recover contribution, damages or otherwise enforce (including through specific performance) its rights without regard to the provisions of this Section 7.0.

         8.0      MISCELLANEOUS PROVISIONS.

                  8.1 COOPERATION AND INTENT. The Parties agree to the following:

                           (a) That it is their intent to consummate all of the
transactions contemplated by this Agreement; and

                           (b) That they agree to cooperate to the extent
necessary to effectuate and implement all terms and conditions of this Agreement and, subject to their fiduciary obligations, to exercise their reasonable best efforts to promptly accomplish the terms and conditions of this Agreement.

                  8.2 THIRD-PARTY BENEFICIARIES.Except as expressly set forth in this Agreement, nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than Foundation and Per-Se, any rights or remedies under or by reason of this Agreement.

                  8.3 NO ADMISSION OF LIABILITY. Neither this Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement or the Settlement:


                           (a) Is or may be deemed to be, or may be used as an
admission of, or evidence of, the validity of any Released Claim, or of any alleged wrongdoing or liability of Per-Se, the Per-Se Released Persons, Foundation or the Foundation Released Persons or any of them; or

                           (b) Is or may be deemed to be, or may be used as
an admission of, or evidence of, any alleged fault or omission of Per-Se, Foundation, any Foundation Released Persons, or any Per-Se Released Persons, in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal, other than in such proceedings as may be necessary to consummate or enforce this Agreement, except that Per-Se, Foundation, any Foundation Released Person, or any Per-Se Released persons, or any of them, may file the Agreement in any action that may be brought against them in order to support a claim, defense, or counterclaim based on principles of res judicata, collateral estoppel, release, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar claim, defense, or counterclaim.

                  8.4 GOOD FAITH: BENEFIT OF COUNSEL. Each of the Parties intend the Agreement to be final and complete resolution of all disputes asserted which could be asserted by such Party against Per-Se or Foundation, as applicable, and the Foundation Released Persons or Per-Se

Released Persons with respect to the Released Claims. The Parties agree that the amount paid and the other terms of the Agreement were negotiated at arms' length in good faith by the Parties and reflect a Settlement that was reached voluntarily after consultation with experienced counsel.

                  8.5 ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement, the Take-Down Agreement, D&O Settlement Agreement and Current Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and no representations, warranties, or inducements have been made to any Parties concerning the foregoing other than the representations, warranties, and covenants contained and memorialized in the foregoing agreements. The Parties further agree, to the extent permitted by law, that all previous agreements that were made, if any, relating to the confidentiality of information and requirements for return or destruction of documents shall survive this Agreement.

                  8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the Parties shall exchange among themselves original signed counterparts.

                  8.7 SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

                  8.8 GOVERNING LAW. This Agreement shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Parties to this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of California without giving effect to that state's choice of law or conflicts of law principles.

                  8.9 AMENDMENTS; WAIVERS. This Agreement may be modified only by a written instrument signed by all the Parties hereto. No delay on the part of any Party to this Agreement in the exercise of any power or right under this Agreement shall operate as a waiver thereof, nor shall waiver or single or partial exercise of any power or right constitute a waiver of or preclude further exercise thereof or the exercise of any other power or right.

                  8.10 EXPENSES. Except as otherwise provided herein, Per-Se and Foundation will bear their own expenses with respect to the negotiation, execution, and delivery of the Agreement and the performance of their obligations hereunder.

                  8.11 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a Party as shall be specified by like notice):

                  If to Per-Se:

                            Per-Se Technologies, Inc.
                            2700 Cumberland Parkway
                            Suite 300
                            Atlanta, Georgia 30339
                            Attention: General Counsel
                            Facsimile: (770) 444-4502

                            with a copy (which shall not constitute notice) to:

                            Alston & Bird LLP
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309-3424
                            Attention: J. Vaughan Curtis, Esq.
                            Facsimile: (404) 881-4777

                  If to Foundation:

                            Foundation Health Systems, Inc.
                            21650 Oxnard Street
                            Woodland Hills, CA 91367
                            Attention: General Counsel
                            Facsimile: (818) 676-7503



                  with a copy (which shall not constitute notice) to:

                            Fried, Frank, Harris, Shriver & Jacobson
                            350 South Grand Avenue, Suite 3200
                            Los Angeles, CA 90071-3405
                            Attention: Stephen D. Alexander, Esq.
                            Facsimile: (213) 473-2222

         Notice given by personal delivery, courier service, or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which notice is given to it by giving notice as provided above of such change of address.

                  8.12 HEADINGS. The headings of the several sections and subsections of this Agreement are for convenience or reference only and are not intended to supplement or change the terms of this Agreement.

                  8.13 CONSEQUENCES OF BREACH. If either party breaches a provision of this Agreement or the Registration Rights Agreement, the other party shall have the non-exclusive right to apply EX PARTE to the Los Angeles Superior Court in the Pending Matter, for an order enforcing the terms of the Agreement pursuant to California Code of Civil Procedure Section 664.6. The prevailing party on any such application shall be entitled to recover from the other party its attorney's fees and costs expended on the application and its disposition. In the event of a breach by Per-Se that can be cured by prompt performance by Per-Se, then Foundation shall be entitled to an order compelling such performance, in addition to damages resulting from the breach. If the breach is not capable of prompt cure by Per-Se, then Foundation shall be entitled to a final judgment in the amount of the then Remaining Amount plus any additional damages resulting from the breach and attorneys fees and costs.

         IN WITNESS WHEREOF, the undersigned Parties have executed this Settlement Agreement and Release effective as of the date first set forth above.


Dated: September 20, 1999


PER-SE TECHNOLOGIES, INC.


By: /s/ RANDOLPH L.M. HUTTO
Name: RANDOLPH L.M. HUTTO
Title: EXECUTIVE VICE PRESIDENT


FOUNDATION HEALTH SYSTEMS, INC.


By: /s/ MICHAEL E. JANSEN
Name: MICHAEL E. JANSEN
Title: VICE PRESIDENT, ASST. GENERAL
        COUNSEL AND ASST. SECRETARY

                  EXHIBIT B TO SETTLEMENT AGREEMENT AND RELEASE

         FORM OF OPINION TO BE RENDERED BY ALSTON & BIRD AND/OR MUNGER, TOLLES & OLSEN LLP (OR SUCH OTHER OUTSIDE LAW FIRMS ACCEPTABLE TO FOUNDATION) IN CONNECTION WITH THE INTERIM CLOSINGS UNDER THE SETTLEMENT AGREEMENT AND RELEASE, DATED SEPTEMBER 20, 1999, BY AND BETWEEN FOUNDATION HEALTH SYSTEMS, INC. ("FOUNDATION") AND PER-SE TECHNOLOGIES, INC. ("PER-SE") (THE "SETTLEMENT AGREEMENT"). CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION HAVE THE MEANINGS GIVEN IN THE SETTLEMENT AGREEMENT.

         1. Per-Se is a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority under such laws to execute, deliver and perform its obligations and consummate the transactions contemplated under the Settlement Agreement, the Registration Rights Agreement, and all other agreements executed or to be executed by Per-Se in connection therewith (together the "Agreements").

         2. The Agreements have been duly authorized, executed and delivered by Per-Se and constitute the legal, valid and binding obligations of Per-Se, enforceable against Per-Se in accordance with their respective terms (subject to applicable bankruptcy, insolvency, and other similar laws affecting the enforceability of creditor's rights generally).

         3. The Shares delivered at the Interim Closing have been duly authorized and validly issued and, upon consummation of the Interim Closing at which this opinion is being delivered, are fully paid and nonassessable and are free of all restrictions on transfer, voting or preemptive rights, rights of first refusal and similar rights to subscribe for or purchase any of the Shares, other than restrictions imposed by action of Foundation or pursuant to applicable United States federal or state securities laws.

         4. The execution and delivery of the Agreements by Per-Se do not, and if Per-Se were now to perform its obligations under the Agreements such performance would not, violate or result in a breach of any term of Per-Se' certificate of incorporation or bylaws, nor conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the property or assets of Per-Se pursuant to, any written material agreement or instrument to which Per-Se is a party, nor result in any violation of any existing law, regulation of the United States or the states of Delaware, Georgia or California, or ruling, judgment, injunction, order or decree known to us after reasonable inquiry to be applicable to Per-Se or any of its respective properties or assets. With your permission, we assume that a "written material agreement" includes only these agreements listed as an exhibit (or incorporated by reference) in any Per-Se SEC Reports filed with the Commission since January 1, 1999.

         5. To our knowledge after reasonable inquiry no consent, approval, authorization or other order of, or registration or filing with, any United States federal or state court, regulatory body, administrative agency is required for Per-Se to consummate the transactions contemplated by the Agreements, other than in connection with the Registration Rights Agreement (a) under the Securities Act of 1933, as amended (the "Securities Act"), and (b) as may be required under state securities or blue sky laws, which consents, approvals, authorizations and filings have been obtained or made.

         6. To our knowledge after reasonable inquiry, there are no legal or governmental proceedings pending or threatened against Per-Se, or to which Per-Se or any of its properties or assets is subject, that could have a material adverse effect on the financial condition, results of operations, business, properties, assets or liabilities of Per-Se or on Per-Se' ability to perform or observe any obligation or condition under the Agreements.

         7. To our knowledge after reasonable inquiry, no holder of securities of Per-Se has rights to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by Per-Se or the offering contemplated thereby.

         8. The Common Stock of Per-Se issued and outstanding as of the date hereof is listed on the NASDAQ National Market, and, to our knowledge (a) Per-Se' listing agreement with respect to the Common Stock is in full force and effect, (b) except as set forth on Schedule H to the Agreement, there are no threatened actions existing with respect to the delisting or suspension from trading of the Common Stock and (c) except as set forth on Schedule H to the Agreement, no action has been taken or threatened by Nasdaq or Per-Se with respect to the delisting or suspension from trading of the Common Stock.

         9. The Shares have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance.

         10. Per-Se is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1933, as amended.

         11. In reliance, in part, upon Foundation's representations and warranties under the Registration Rights Agreement and upon representations and warranties made by Per-Se in its certificate attached hereto, the offer and sale of the Shares pursuant to the Settlement Agreement is exempt from the registration requirements of Section 5 of the Securities Act.

         12. The registration statement provided for in the Registration Rights Agreement (the "Registration Statement") has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened. Any required filing of the prospectus (the "Prospectus") and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

         13. The Registration Statement, the Prospectus filed therewith, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

         In addition, although we do not pass upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above) and any supplements or amendments thereto or any documents incorporated or deemed to be incorporated by reference therein, nothing has come to our attention that would lead us to believe that either the Registration Statement or any supplements or amendments thereto or the documents incorporated or deemed to be incorporated by reference therein, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto or any documents incorporated or deemed to be incorporated by reference therein).

                 EXHIBIT D TO SETTLEMENT AGREEMENT AND RELEASE

         This AGREEMENT, dated as of September 20, 1999, is by and among Per-Se Technologies, Inc., a Delaware corporation formerly known as Medaphis Corporation having its principal offices at 2840 Mt. Wilkinson Parkway Suite 300, Atlanta, Georgia 30339 (the "COMPANY"), Foundation Health Systems, Inc., a Delaware corporation having its principal offices at 21650 Oxnard Street, Woodland Hills, California 91367 ("FOUNDATION") and Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation having its principal offices at 277 Park Avenue, New York, New York 10172 ("DLJ").

W I T N E S SE T H:

         WHEREAS, the Company has filed a registration statement (the "INITIAL REGISTRATION STATEMENT"), including a prospectus (the "PROSPECTUS"), on Form S-3 (File No. 333-_____________) relating to up to 6,200,000 shares (the "ORIGINAL SHARES") of Common Stock, $.01 per value per share (the "COMMON STOCK") of the Company in satisfaction of the rights of Foundation under a Settlement Agreement and Release (the "SETTLEMENT AGREEMENT") dated September , 1999 by and between the Company and Foundation and a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") dated September , 1999 between the Company and Foundation;

         WHEREAS, upon notice from Foundation, the Company will file a registration statement (the "SUBSEQUENT REGISTRATION STATEMENT" and, together with the Initial Registration Statement, the "REGISTRATION STATEMENT") relating to the additional shares, if any, (the "ADDITIONAL SHARES" and, together with the Original Shares, the "SHARES") to be issued to Foundation pursuant to the Settlement Agreement (all references to the Registration Statement or the Prospectus shall include documents incorporated therein by reference);

         WHEREAS, DLJ may, from time to time, offer and sell such Shares on behalf of Foundation; and

         WHEREAS, DLJ may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT");

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.      AGREEMENTS OF THE COMPANY

        a) To advise DLJ promptly and, if requested by DLJ, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in
           Section 1(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

        b) To furnish to DLJ 2 signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to DLJ such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as DLJ may reasonably request.

        c) To prepare the Prospectus, the form and substance of which shall be satisfactory to DLJ and Foundation, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 1(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which DLJ and Foundation shall not previously have been advised or to which DLJ or

           Foundation shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon DLJ's and Foundation's reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

        d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for DLJ and Foundation a prospectus is required by law to be delivered in connection with sales by DLJ or a dealer, to furnish in New York City to DLJ and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as DLJ or such dealer may reasonably request.

        e) If during the period specified in Section 1(d) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel for DLJ or Foundation, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for DLJ or Foundation, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Securities and Exchange Commission (the "Commission") an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to DLJ and to any dealer as many copies thereof as DLJ or such dealer may reasonably request.

        f) To make available to DLJ and to Foundation all financial and other information concerning its business and operations which DLJ or Foundation reasonably request and will provide access to the Company's officers, directors, employees, independent accountants and legal counsel.

        g) Prior to any offer or sale of the Shares, and each time the Company prepares or files financial statements, the Company shall provide DLJ and Foundation with:

           i) A certificate signed by the Company's Chief Executive Officer or Chief Financial Officer confirming that the representation and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate with the same force and effect as if made on and as of such date, and that the Company has complied with all of the agreements herein contained and required to be complied with or satisfied by the Company on or prior to such date.

           ii) A letter, in form and substance satisfactory to DLJ and Foundation, from PricewaterhouseCoopers LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

           iii) An opinion (satisfactory to DLJ, Foundation and their respective counsel) to the effect that (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the financial statements were prepared, the Registration Statement and the Prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        h) Once the obligations of the Company are satisfied under the Settlement Agreement and the Registration Rights Agreements, the Company shall instruct DLJ in writing to stop offering and selling the Shares. DLJ may continue to offer and sell the Shares until it receives such instructions.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        a) (i) Each document, if any, filed, or to be filed pursuant to the Securities Exchange Act of 1934 as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Act; (ii) the Registration Statement when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
           (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to DLJ or Foundation furnished to the Company in writing by DLJ or Foundation expressly for use therein.

        b) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

3.      INDEMNIFICATION

        a) The Company agrees to indemnify and hold harmless DLJ and its affiliates, Foundation and its affiliates and the respective directors, officers, agents and employees and each person, if any, who controls DLJ or Foundation within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, "DLJ PARTIES" or the "FOUNDATION PARTIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading (a "CLAIM"), except insofar as any Claim is based upon information relating to DLJ or Foundation, as the case may be, furnished to the Company in writing by DLJ or Foundation, as the case may be, expressly for use in the Registration Statement or Prospectus. The Company shall not indemnify DLJ for any liability caused by DLJ's failure to deliver a prospectus in connection with its sale of the Shares.

        b) Foundation agrees to indemnify and hold harmless the DLJ Parties and the Company and its affiliates, and the respective directors, officers, agents and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, "COMPANY PARTIES"), from and against any and all Claims, but only insofar as such Claim is based upon information relating to Foundation furnished to the Company or DLJ in writing by Foundation expressly for use in the Registration Statement or Prospectus. Foundation shall not indemnify DLJ for any liability caused by DLJ's failure to deliver a prospectus in connection with its sale of the Shares.

        c) DLJ agrees to indemnify and hold harmless the Company Parties and the Foundation Parties from and against any and all Claims, but only insofar as such Claim is based upon information relating to DLJ furnished to the Company in writing by DLJ expressly for use in the Registration Statement or Prospectus.

        d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to this Agreement (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred.

        e) Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ in the case of parties indemnified pursuant to Sections 3(a) and 3(b) and the Company in the case of parties indemnified pursuant to Section 3(c).

        f) The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all Claims by reason of any settlement of any action (i) effected with its written consent or
           (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement or an admission of fault; culpability or a failure to act, by or on behalf of the indemnified party.

4.      CONTRIBUTION

        a) To the extent the indemnification provided for in this Agreement is unavailable to an indemnified party or insufficient in respect of any Claim, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, from the sale or (ii) if the allocation provided by clause 4(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 4(a)(i) above but also the relative fault of the indemnifying party, on the one hand, and indemnified party, on the other hand in connection with the Claim, as well as any other relevant equitable considerations. The relative benefits received by either the Company on the one hand, and DLJ, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of Shares (after deducting commissions, but before deducting expenses) received by Foundation and the total commissions received by DLJ bear to the total price of the Shares sold. The parties acknowledge that the sale of the Shares constitutes payment of the settlement to Foundation, and Foundation shall be deemed not to be receiving any benefit therefrom. The relative fault of the Company, Foundation and DLJ shall be determined by reference to, among other things, whether the Claim relates to information supplied by the Company, Foundation or DLJ, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the misstatement or omission or alleged misstatement or omission causing such Claim.

        b) The Company, Foundation and DLJ agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any Claim.

        c) Notwithstanding the provisions of this Section 4, DLJ shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages which DLJ has otherwise been required to pay by reason of such Claim.

        d) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        e) The indemnity and contribution provisions contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any DLJ Parties, any Company Parties or any Foundation Parties and (iii) the sale of any Shares.

5.      MISCELLANEOUS

        a) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a single instrument, with the same legal effect as if all signatures appeared on the same instrument.

        c) This Agreement, its enforcement, and any disputes among the parties hereto shall be governed by the law of the State of New York, excluding its conflict of laws rules, and its provisions shall be binding upon the parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above mentioned.

                                       PER-SE TECHNOLOGIES, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       FOUNDATION HEALTH SYSTEMS, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                       By:________________________________
                                          Name:
                                          Title:




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